EXHIBIT 21

                       MUNSINGWEAR, INC. and SUBSIDIARIES
                         Subsidiaries of the Registrant



                                            State of Jurisdiction
                                            of Incorporation
                                            ----------------------
Munsingwear UK Limited (inactive)           United Kingdom